Exhibit 4.1

                          THIRD SUPPLEMENTAL INDENTURE


                  SUPPLEMENTAL INDENTURE dated as of April 4, 2002, (this "Third Supplemental Indenture"), among AMERICAN MEDICAL LABORATORIES, INCORPORATED, a Delaware corporation, AML INC., a Delaware corporation, MEDICAL LABORATORIES CORPORATION, a Virginia corporation, APL HEALTHCARE GROUP, INC., a Nevada corporation, APL PROPERTIES LIMITED COMPANY, a Nevada limited company, QUEST DIAGNOSTICS LLC (CT) a Connecticut limited liability company, QUEST DIAGNOSTICS LLC (MA), a Massachusetts limited liability company (collectively, the "Additional Subsidiary Guarantors"), QUEST DIAGNOSTICS INCORPORATED, a Delaware corporation (the "Company"), THE BANK OF NEW YORK, a New York banking corporation as Trustee (the "Trustee"), and the Subsidiary Guarantors (as defined in the Indenture referred to herein).

                             RECITALS OF THE COMPANY

                  WHEREAS, the Company, the Trustee and the Initial Subsidiary Guarantors executed and delivered an Indenture, dated as of June 27, 2001 (the "Base Indenture"), as supplemented by the first Supplemental Indenture as of June 27, 2001 (the "First Supplemental Indenture"), as further supplemented by the second Supplemental Indenture as of November 26, 2001 (the "Second Supplemental Indenture") and as further supplemented by this Third Supplemental Indenture (collectively, the "Indenture"), to provide for the issuance by the Company from time to time of Securities to be issued in one or mores series as provided in the Indenture;

                  WHEREAS, the Additional Subsidiary Guarantors intend to guarantee the Securities under the Indenture and the issuance of guarantees has been authorized by resolutions adopted by the Board of Directors of such Additional Subsidiary Guarantors;

                  WHEREAS, Sections 901(1) and 901(11) of the Indenture provide that without the consent of Holders of the Securities of any series issued under the Indenture, the Company and the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Indenture to (a) evidence the successor of another Person to any Subsidiary Guarantor and the assumption by such successor of the covenants of such Subsidiary Guarantor in the Indenture and in the Securities and (b) add a guarantor or guarantors for any series or all series of the Securities;

                  WHEREAS, pursuant to Sections 904, 1601, 1602 and 1604 of the Indenture, by delivery of a Supplemental Indenture to the Trustee in accordance with the terms of the Indenture, each Person that becomes a Subsidiary Guarantor after the date of the Base Indenture will be deemed to have executed and delivered the Subsidiary Guarantee for the benefit of the Holder of the Security upon which the Subsidiary Guarantee is endorsed, with the same effect as if such Subsidiary Guarantor had been named thereon and had executed and delivered the Subsidiary Guarantee;

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                  WHEREAS, all things necessary to make this Third Supplemental
Indenture a valid supplement to the Indenture according to its terms and the terms of the Indenture have been done.

                  NOW, THEREFORE, for and in consideration of the foregoing, the parties hereto hereby enter into this Third Supplemental Indenture, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                  SECTION 1 Certain Terms Defined in the Indenture.

                  All capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

                  SECTION 2 Agreement to Guarantee.

                  The Additional Subsidiary Guarantors, by their signatures below, agree to become Additional Subsidiary Guarantors under the Indenture with the same force and effect as if originally named therein as Subsidiary Guarantors. The Additional Subsidiary Guarantors hereby agree to all the terms and provisions of the Indenture applicable to them as Additional Subsidiary Guarantors thereunder and each reference to a "Subsidiary Guarantor" in the Indenture shall be deemed to include the Additional Subsidiary Guarantors.

                  SECTION 3 Indenture remains in Full Force and Effect.

                  Except as expressly supplemented by this Third Supplemental Indenture, the Indenture shall remain in full force and effect in accordance with its terms.

                  SECTION 4 New York Law to Govern.

                  THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                  SECTION 5 Separability.

                  In case any one or more of the provisions contained in this Third Supplemental Indenture should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Indenture shall not in any way be affected or impaired. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or enforceable provisions herein with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 6 May be Executed in Counterparts.

                  This Third Supplemental Indenture may be executed in counterparts, each of which when taken together shall constitute one and the same instrument. This Third

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Supplemental Indenture shall become effective when the Trustee shall have received a counterpart thereof that bears the signatures of each of the Additional Subsidiary Guarantors.



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                  IN WITNESS WHEREOF, the Company, the Additional Subsidiary
Guarantors, and the Trustee have duly executed this Third Supplemental Indenture as of the day and year first above written.

                                         QUEST DIAGNOSTICS INCORPORATED,
                                         a Delaware corporation, as Company


                                         By:      /s/ Leo C. Farrenkopf, Jr.
                                            ------------------------------------
                                         Name:    Leo C. Farrenkopf, Jr.
                                         Title:   Deputy General Counsel,
                                                  Vice President and Secretary




                                         AMERICAN MEDICAL LABORATORIES,
                                          INCORPORATED
                                         AML INC.
                                         MEDICAL LABORATORIES CORPORATION
                                         APL HEALTHCARE GROUP, INC.
                                         APL PROPERTIES LIMITED COMPANY
                                         QUEST DIAGNOSTICS LLC (CT)
                                         QUEST DIAGNOSTICS LLC (MA),
                                         as Additional Subsidiary Guarantors


                                         By:      /s/ Joseph P. Manory
                                            ------------------------------------
                                         Name:    Joseph P. Manory
                                         Title:   Vice President and Treasurer


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                                         THE BANK OF NEW YORK, as Trustee


                                         By:     /s/ Marie Trimboli
                                            ------------------------------------
                                         Name:   Marie Trimboli
                                         Title:  Assistant Vice President



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